UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2019

mPHASE TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

New Jersey	000-30202	22-2287503
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9841 Washingtonian Boulevard, #390

Gaithersburg, MD 20878

(Address of principal executive offices) (zip code)

(301) 329-2700

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement

On June 30, 2019, mPhase Technologies, Inc. (the “Company”) entered into a Share Purchase Agreement (“SPA”) to acquire a controlling interest in Alpha Predictions, LLP, (“Alpha Predictions”) an India-based technology company, that has developed a suite of commercial data analysis products for use across multiple industries. Alpha Predictions currently has sales in excess of $2.0 million (USD) and will contribute immediately to mPhase revenues.

Pursuant to the terms of the SPA, the Company is acquiring 99% of the outstanding stock of Alpha Predictions from Snehalkumar Santosh Kadam, Smita Dinakar Shinde, Anuj Kumar Saxena, and Dhananjay Rajendra Adik (collectively, the “Sellers”) in exchange for approximately $1,400 (USD), (99,000 INR).

The foregoing descriptions of the SPA do not purport to be complete and are qualified in their entirety by reference to the full text of the document, which is attached as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference.

Item 8.01 Other Events.

On July 9, 2019, the Company issued a press release announcing the acquisition of a controlling interest in Alpha Predictions, LLP in addition to a new $2.5 million (USD) contract to provide software, training, and support services to an IT solutions and services company. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

10.1	Share Purchase Agreement
99.1	Press release dated July 9, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

mPhase Technologies, Inc.

Dated: July 9, 2019	/s/ Anshu Bhatnagar
Anshu Bhatnagar
Chief Executive Officer